Exhibit 10.1

Execution Original

LOAN AGREEMENT

(OVERSTOCK LOAN)

THIS LOAN AGREEMENT (the “Agreement”) is made between O.COM LAND, LLC, a Utah limited liability company (hereafter referred to as the “Borrower” and/or “Grantor”) of 799 West Coliseum Way, Midvale, Utah 84047; OVERSTOCK.COM, INC., a Delaware corporation (“Guarantor”) of 799 West Coliseum Way, Midvale, Utah 84047; and PCL L.L.C., a Utah limited liability company (“Lender”) of 10011 South Centennial Parkway, Suite 275, Sandy, City UT 84070, effective as of the     day of November, 2017 (the “Effective Date”), on the following terms and conditions:

SECTION 1.                         TERM.  The term of this Agreement shall commence on the Effective Date, and shall continue thereafter until all Indebtedness of Borrower to Lender has been repaid in full and the parties terminate this Agreement in writing.

SECTION 2.                         DEFINITIONS.  The following words shall have the following meanings when used in this Agreement.  Terms not otherwise defined in this Agreement shall have the meaning attributed to such terms in the Utah Uniform Commercial Code.  All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Agreement.  The word “Agreement” means this Loan Agreement, as this Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Loan Agreement from time to time..

Borrower.  The word “Borrower” shall mean O.COM LAND, LLC, a Utah limited liability company its successors and/or assigns.

Certificate.  The Certificate of Officers described in Section 6.09 below.

Collateral.  The word “Collateral” means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Grantor.  The word “Grantor” means and includes without limitation each and all of the persons or entities granting a Security Interest in any Collateral for the

Indebtedness, including without limitation the Borrower granting such a Security Interest.

Event of Default.  The words “Event of Default” mean any of the Events of Default described in Section 11 below.

Guarantor.  The word “Guarantor” means OVERSTOCK.COM, INC., a Delaware corporation.

Guaranty.  The word “Guaranty” means the Guaranty of Guarantor in form identical to Exhibit “A” attached hereto.

Indebtedness.  The word “Indebtedness” means all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, as well as all claims by Lender against Borrower, whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

Lender.  The word “Lender” means PCL L.L.C., a Utah limited liability company, its successors and assigns.

Loan.  The word “Loan” or “Loans” means any and all commercial loans and financial accommodations made by Lender to Borrower, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations made from time to time pursuant to this Agreement, as described below or on any exhibit or schedule attached to this Agreement.

Loan Documents.  The words “Loan Documents” mean this Agreement, the Note and all other promissory notes, credit agreements, loan agreements, environmental agreements, security agreements, assignments, financing statements, mortgages, deeds of trust, and other instruments, agreements and documents, whether now or hereafter existing, executed by the Borrower in connection with the Note.

Note.  The word “Note” means that certain Promissory Note, of even date herewith, made by Borrower in favor of Lender in the principal amount of Forty Million and No/100 Dollars ($40,000,000.00), as well as any substitute, replacement or refinancing note or notes therefor.

Permitted Liens.  The words “Permitted Liens” mean:  (a) liens and security interests securing Indebtedness owed by Borrower to Lender; (b) liens for taxes,

assessments, or similar charges either not yet due or being contested in good faith; and (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent.

Personal Property.  The words “Personal Property” mean all personal property described in the Deed of Trust, Assignment of Rents, Assignment of Leases, Security Agreement and Fixture Filing, which Deed of Trust is defined below

Real Property.  The words “Real Property” means the real property more particularly described in the Deed of Trust, commonly described as the Peace Coliseum located in Salt Lake County, Utah, with an address of 799 W. Coliseum Way Midvale, UT 84047.  The Personal Property and Real Property are hereafter sometimes jointly and severally referred to as the “Property”.

Related Documents.  The words “Related Documents” mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, assignments, mortgages, deeds of trust, and all other Instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Security Interest.  The words “Security Interest” mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security devise, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Trust Deed.  The words “Deed of Trust” mean that Deed of Trust, Assignment of Rents, Assignment of Leases, Security Agreement and Fixture Filing (“Trust Deed” and/or “Deed of Trust”), of even date herewith, between Borrower as Grantor/Trustor and Lender, securing the Note, together with any other agreements, promises, covenants, arrangements, or understandings, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a real property lien, mortgage, trust deed lien, power of sale or Security Interest in the Collateral.

SECTION 3.                         LOAN.  Lender agrees to loan to Borrower up to Forty Million Dollars ($40,000,000.00) as evidenced by the Note and other Loan Documents.  The Loan shall be disbursed to Borrower in a single disbursement through Landmark Title Company (“Title Company”).

3.01 Conditions Precedent to Disbursement.  Lender’s obligation to disburse the Loan proceeds, or make any advance pursuant to the Loan, under this Agreement is subject to the following conditions precedent with all documents, instruments, reports, and other items required under this Agreement to be in form and substance reasonably satisfactory to Lender.

(a) Lender shall have received evidence that this Agreement and all Loan Documents have been duly authorized, executed, and delivered by Borrower to Lender;

(b) All security documents such as trust deeds, mortgages, security agreements and the like shall have been duly filed and/or recorded and Lender shall have received assurances from the Title Company that it is prepared to issue the required title insurance with respect to the Trust Deed securing repayment of the Note;

(c) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Loan Documents as are then due and payable;

(d) There shall not exist at the time of closing a condition which would constitute an Event of Default under this Agreement.

3.02 Security for Repayment of Loan.  Repayment of the Loan (other than the Environmental Indemnity defined below and the Guaranty, which Guaranty is an independent, unsecured obligation of Guarantor) shall be secured by a first trust deed lien on the Real Property being pledged as collateral for repayment of the Loan (“Loan Proceeds”).  In addition, the Loan shall be secured by a security interest in the Personal Property.

3.03 Maturity.  Repayment of all sums due and owing under the Loan shall be fully repaid upon the Maturity Date.  The Maturity Date of the Loan is May 1, 2019.

3.04 Monthly Principal and Interest Payments.  During the Term of the Loan, Borrower shall make monthly interest-only payments (“Monthly Payments”).  The Monthly Payments shall be made in arrears.  The first Monthly Payment shall be made on December 1, 2017.  Monthly Payments shall thereafter be made on the 1st day of each of the following months through April 1, 2019 (for a total of 17 Monthly Payments).  The unpaid principal balance of the Loan, together with any and all fees, costs and accrued, but unpaid, interest, shall be repaid on or before the Maturity Date.  Any interest to accrue through December 1, 2017, at the option of the Lender, shall be either paid by Borrower in cash at Closing or paid in the first Monthly Payment of interest due on December 1, 2017.

3.05 Interest Rate. The regular annual simple interest rate for the entire Term of the Loan shall be Eight Percent (8.00%).

3.06 Right to Prepay.  Borrower shall have the right to prepay the Note in full without penalty.  Borrowers shall not make partial payments of principal without the Lender’s prior written consent.

3.07 Periodic Statement.  Upon Borrower’s request, Lender shall provide Borrower with a statement of Borrower’s Loan account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower’s receipt of any such statement which Borrower deems to be incorrect.

3.08 Environmental Indemnity.  Borrower shall execute in favor of Lender an environmental indemnity agreement (“Environmental Indemnity Agreement”) whereby Borrower agrees to indemnify Lender for any damages or claims resulting by reason of any environmental contamination or other claims relating to hazardous wastes.  The Environmental Indemnity Agreement shall survive repayment of the Loan and shall not be secured by any collateral.

SECTION 4.  COLLATERAL.  To secure payment of the Loan and performance of all other loans, obligations and duties owed by Borrower to Lender (other than the Environmental Indemnity Agreement, which is an unsecured obligation of the Borrower), Borrower (and others, if required) shall grant to Lender a lien, mortgage and/or power of sale upon the Real Property Collateral and a Security Interest in the Collateral, as more particularly described above and in the Trust Deed.  Lender’s Security Interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance.  With respect to the Collateral, Borrower covenants and agrees with Lender as follows:

4.01 Perfection of Security Interests.  Borrower agrees to execute such financing statements and to take whatever other actions as may be requested by Lender to perfect and continue Lender’s Security Interests in the Collateral.  Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral.  Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and will file, or Lender shall file, such financing statements and all such similar statements in the appropriate location or locations.  Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest.  Lender may at any time, and without further authorization from Borrower, file a copy or other reproduction of this Agreement or any financing statement for use as a financing statement.  Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender’s Security Interest in the Collateral.  Borrower will notify Lender promptly of any change in Borrower’s Employer Identification Number.  Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower’s principal offices or should Borrower merge or consolidate with any other entity.

4.02 Collateral Records.  Borrower shall keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender’s representative upon demand for inspection and copying at any reasonable time.

4.03 Inspection Rights.  Lender, its assigns, or agents shall have the right at any time, upon reasonable notice, to inspect the Collateral.

4.04 No Transfer and/or Further Encumbrance.  Borrower shall not (i) sell, convey or alienate the Property, or any part thereof, or any interest therein, or be divested of title or any interest therein in any manner or way, whether voluntarily or involuntarily, and/or (ii) further encumber the Property, provided that Permitted Liens shall not be prohibited. Should Borrower do either of the foregoing, Lender shall have the right in its sole discretion to declare all sums evidenced by the Note immediately due and payable.  For purposes of this Paragraph 4.04, a transfer of an ownership interest of greater than ten percent (10%) in the entity comprising the Borrower shall constitute a transfer pursuant to this Paragraph 4.04.

SECTION 5.                         BORROWER’S REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of the Closing Date and as of the date of any renewal, extension or modification of the Loan, and at all times any Indebtedness exists:

5.01 Authority. O.COM LAND, LLC, Borrower, is a limited liability company duly and properly organized pursuant to the laws of the State of Utah.  O.COM LAND, LLC has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  The principal place of business of O.COM LAND, LLC is located in Salt Lake County, Utah.

5.02 Authorization.  The execution, delivery, and performance of this Agreement and all Loan Documents by Borrower have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with (a) any agreement or other instrument binding upon Borrower; or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

5.03 Financial Information.  Any financial statement of Borrower supplied to Lender truly and completely discloses Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender.  Borrower has no material contingent obligations except as disclosed in such financial statements.

5.04 Legal Effect.  This Agreement constitutes, and any instrument or agreement required hereafter to be given by Borrower when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

5.05 Litigation and Claims.  No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

5.06 Taxes and Securities Laws.  To the best of Borrower’s knowledge, all tax returns and reports of Borrower that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.  Borrower has no knowledge of any violations or cause for enforcement action by any State or Federal Agency covering any Securities Laws or regulations.

5.07 Binding Effect.  All of the Loan Documents are binding upon the Borrower, as well as upon its successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

5.08 Location of Borrower’s Offices and Records.  Borrower’s principal place of business is located at 799 W. Coliseum Way, Midvale, Utah 84047.

5.09 Information.  All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

5.10 Survival of Representations and Warranties.  Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending the Loan to Borrower.  Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until this Agreement shall be terminated in the manner provided in Section 1 above.

5.11 Use of Loan Proceeds.  The Loan Proceeds will be used solely to refinance the existing financing presently encumbering the Real Property.

5.12 Lien Priority.  Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and the Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

SECTION 6.        GUARANTOR’S REPRESENTATIONS AND WARRANTIES.  Guarantor represents and warrants to Lender, as of the date of this Agreement, as of the date of the Closing Date and as of the date of any renewal, extension or modification of the Loan, and at all times any Indebtedness exists:

6.01 Authority. OVERSTOCK.COM, INC., is a corporation duly and properly organized pursuant to the laws of the State of Delaware.  OVERSTOCK.COM, INC., has the full power and authority to transact the business in which it is presently engaged or presently proposes to engage.  The principal place of business of OVERSTOCK.COM, INC., is located in Salt Lake County, Utah.

6.02 Authorization.  The execution, delivery, and performance of this Agreement and the Guaranty by OVERSTOCK.COM, INC., have been duly authorized by all necessary action by Guarantor; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with (a) any agreement or other instrument binding upon Guarantor; or (b) any law, governmental regulation, court decree, or order applicable to Guarantor.

6.03 Financial Information.  Any financial statement of Guarantor supplied to Lender was prepared in accordance with generally accepted accounting principles and fairly presents in all material respects Guarantor’s financial condition as of the date of the statement, and there has been no material adverse change in Guarantor’s financial condition subsequent to the date of the most recent financial statement supplied to Lender.  Guarantor has no material contingent obligations except as disclosed in such financial statement.

6.04 Taxes.  To the best of Guarantor’s knowledge, all tax returns and reports of Guarantor that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Guarantor in good faith in the ordinary course of business and for which adequate reserves have been provided.

6.05 Binding Effect.  This Loan Agreement and the Guaranty are binding upon the Guarantor, as well as upon its successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

6.06 Location of Guarantor’s Offices and Records.  Guarantor’s principal place of business is located at 799 W. Coliseum Way, Midvale, Utah 84047.

6.07 Information.  All information heretofore or contemporaneously herewith furnished by Guarantor to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, is, and all information hereafter furnished by or on behalf of Guarantor to Lender, will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

6.08 Survival of Representations and Warranties.  Guarantor understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending the Loan to Borrower and accepting the Guaranty from the Guarantor.

6.09 Securities Reporting and Securities Compliance.  Guarantor has no knowledge of any violations or cause for enforcement action by any State or Federal Agency covering any Securities Laws or regulations.  Guarantor represents and warrants that as of the Closing of the Loan, Guarantor will be in compliance with all applicable securities laws, both State and Federal, and will have made all required public disclosures, including the nature of the transaction, the fact that the loan is being made by family members of Patrick Byrne and such other and further disclosures as required by law.  As of Closing of the Loan, Guarantor shall provide Lender with either (i) a legal opinion acceptable to Lender that all required reporting has been made and that, to the best of counsel’s knowledge, Guarantor is in compliance with all applicable state and Federal Securities laws, or (ii) an Officer’ Certificate in form identical to the certificate (the “Certificate”) attached hereto as Exhibit “B”.

Guarantor further represents and warrants, that on an ongoing basis, from and after Closing, until the Loan is fully repaid, Guarantor will remain in compliance with applicable state and Federal securities laws and will continue to report as required by any and all applicable state and Federal securities laws.

SECTION 7.        AFFIRMATIVE COVENANTS.  Borrower, as applicable, covenants and agrees with Lender that, while this Agreement is in effect:

7.01 Notification.  Borrower shall promptly inform Lender in writing of: (a) all material adverse changes in Borrower’s financial conditions, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which would reasonably be expected to materially affect the financial condition of Borrower.

7.02 Financial Statements and Records. Borrower shall provide to Lender, upon Lender’s written request, the most recent financial statement and or tax returns of the Borrower.  Borrower shall maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.  Borrower shall provide such other financial and informational reports as reasonably requested by the Lender.

7.03 Performance.  Borrower shall perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the other Loan Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which, with or without the passage of time, would constitute an Event of Default under this Agreement or under any of the other Loan Documents.

7.04 Additional Documentation and Information.  Borrower shall furnish such additional documentation, information and statements, lists of assets and liabilities, budgets, forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may request from time to time.

7.05 Insurance.  Borrower shall maintain fire and other risk insurance, public liability insurance, flood insurance and earthquake insurance as provided in Paragraph 1.04 (I) of the Deed of Trust and such other insurance as Lender may require with respect to the Real and Personal Property and its operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender.  Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be canceled or diminished without at least ten (10) days’ prior written notice to Lender.  Each insurance policy also shall include an endorsement providing that coverage in favor or Lender will not be impaired in any way by any act, omission or default of Borrower or any other person.  In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such loss payable or other endorsements as Lender may require.  Borrower shall promptly notice the Lender in the event that a policy of insurance described in the Section 6.05 is terminated or Borrower changes insurance carriers.

7.06 Insurance Reports.  Borrower shall furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; and (e) the then current property values on the basis of which insurance has been obtained.

7.07 Taxes, Charges and Liens.  Borrower shall pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income or profits.  Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices.  Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower’s properties, income, or profits.

7.08 Inspection. Borrower shall permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records.  If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

7.09 Operations.  Borrower shall conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americas With Disabilities Act and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower’s employee benefit plans and with any and all other special regulations relating to Borrower’s businesses.

7.10 Additional Actions.  Borrower agrees that it is the intent of the parties that the Lender be granted a lien on the Real Property and Personal Property to secure repayment of the Loan.  In the event that it is determined after closing that Lender needs to take any further actions or have the Borrower sign additional documentation to achieve the intent of the parties, including the proper collateralization of the Loan, then in that event, the Borrower agrees to sign and/or deliver (now or in the future) such other documents as are necessary to achieve the intent of the parties or as required by the Lender.  Failure of the Borrower to execute such additional documentation or provide necessary information to complete such documentation shall be a default of the Loan.

7.11 Borrower’s Prepayment of the Loan.  Prior to or in conjunction with the occurrence of any of the following events, Borrower will prepay the Loan in full: (i) Guarantor shall cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or effectuate a material change in its, or affiliate’s, capital structure, (ii) Guarantor engages in any business activities substantially different than those in which Guarantor is presently engaged, (iii) the decision making and control of the Borrower and/or the Guarantor shall change in any material respect from the effective date of this Loan Agreement, (iv) the diminution in ownership of Patrick Byrne of the Guarantor, (v) loss of current management control of the Guarantor by Patrick Byrne, and/or (vi) Guarantor, or any of its affiliates, shall materially change its/their ownership and/or equity structure.

SECTION 8.                         NEGATIVE COVENANTS OF BORROWER.  Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not:

8.01 Continuity of Operations.  Cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name or dissolve.

8.02 Business Activities.  Engage in any business activities substantially different than those in which Borrower is presently engaged.

8.03 No Sale or Transfer and/or Further Encumbrance.  Sell, convey or alienate the Property, or any part thereof, or any interest therein, or be divested of title or any interest therein in any manner or way, whether voluntarily or involuntarily, and/or   further encumber the Property.

SECTION 9.                         NEGATIVE COVENANTS OF GUARANTOR.  Guarantor covenants and agrees with Lender that while this Agreement is in effect, Guarantor shall not:

9.01 Continuity of Operations.  Cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, change its name, dissolve or effectuate a material change in its capital structure.

9.02 Business Activities.  Engage in any business activities substantially different than those in which Guarantor is presently engaged.

9.03 Decision making and Control.  Change the decision making and/or control of the Guarantor in any material respect from the effective date of this Loan Agreement until the Loan is fully repaid.

SECTION 10.                  CESSATION OF ADVANCES.  Notwithstanding the provisions of Section 3 above, if Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make any additional advance pursuant to the Loan or to disburse Loan proceeds if: (a) an Event of Default has occurred under the terms of this Agreement; (b) Borrower becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; or (c) there occurs a material adverse change in Borrower’s financial condition.

SECTION 11.                  WAIVER OF CLAIMS.  Borrower (i) represents that it has no defenses to or set-offs against any Indebtedness or other obligations owing to Lender (the “Obligations”), nor claims against Lender or its affiliates for any matter whatsoever, related or unrelated to the Obligations, and (ii) releases Lender and its affiliates from all claims, causes of action, and costs, in law or equity, existing as of the date of this Agreement, which Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Note, including the subject matter of this Agreement.  This provision shall not apply to claims for performance of express contractual obligations owing to Borrower by Lender or its affiliates.

SECTION 12.            EVENTS OF DEFAULT.  Each of the following shall constitute an Event of Default under this Agreement, unless cured within the applicable grace period expressly provided in this Section or consented to in writing by Lender:

12.01 Default on Indebtedness.  Failure of Borrower to make any payment when due on the Note.

12.02 Other Loan Document Obligations.  Failure of Borrower to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Loan Documents, or failure of Borrower to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

12.03 Obligations of the Guarantor.  Failure of Guarantor to comply with or to perform any term, obligation, covenant or condition of Guarantor contained in this Agreement or in the Guaranty, or failure of Guarantor to comply with or to perform any other term, obligation, covenant or condition of Guarantor contained in any other agreement between Lender and Guarantor.

12.04 False Statements.  Any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or Guarantor under this Agreement, any of the other Loan Documents, or any financial statement, certificate or schedule delivered by Borrower or Guarantor to Lender pursuant to this Agreement, is false or misleading in any material respect at the time made or furnished, or becomes false or misleading in any material respect at any time thereafter.

12.05 Insolvency.  The insolvency of Borrower and/or the Guarantor, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower and/or the Guarantor.

12.06 Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower, or by any governmental agency.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding, and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and furnishes reserves or a surety bond for the creditor or forfeiture proceeding satisfactory to Lender.

12.07 Default on Other Obligations Secured by the Collateral.  A default by Borrower in: (i) the payment of principal or interest on any other material obligation repayment of which is secured by the Collateral, or (ii) the performance or observance of any obligation in any agreement relating thereto, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity.

12.08 Undischarged Judgments.  Unless Lender otherwise consents in writing, Borrower permits any judgment or judgments against it in excess of $500,000 in the aggregate, to remain undischarged for a period of more than sixty (60) days unless during such period such judgment is or judgments are effectively stayed or bonded, on appeal or otherwise.

12.09 Change in Corporate Control.  The decision making and control of the Borrower and/or the Guarantor shall change in any material respect from the effective date of this Loan Agreement.

12.10 Failure to meet all Required Government Regulations.  Borrower and/or Guarantor shall fail to meet all federal, state and local municipality regulations relating to the operations of Borrower’s and/or Guarantor’s business.

12.11 Sale or further encumbering of the Property.  Borrower shall (i) sell, convey or alienate the Property, or any part thereof, or any interest therein, or be divested of title or any interest therein in any manner or way, whether voluntarily or involuntarily, and/or (ii) further encumber the Property.

12.12 Material Change in Ownership or Equity of Guarantor.  Guarantor, or any of its affiliates, shall materially change its/their ownership and/or equity structure.

12.13 Borrower’s Right to Cure.  If any default, other than a default on payment of the Indebtedness under the Note, is curable and if Borrower has not been given a notice of a similar default within the preceding six (6) months, such default may be cured (and no Event of Default will be deemed to have occurred) if Borrower, after receiving written notice of such default from Lender: (a) cures the default within fifteen (15) days after receipt of such notice; or (b) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.  If Borrower defaults on any payment of interest under the Note, such default may be cured (and no Event of Default will be deemed to have occurred) if Borrower, after receiving written notice (or electronic notice with receipt confirmed) of such interest payment default from Lender cures the default within two (2) business days after receipt of such notice.

SECTION 13.  CONDITIONS PRECEDENT TO CLOSING.  Prior to Closing the Loan anticipated hereby, the following conditions shall have occurred to the satisfaction of Lender:

13.01 Lender’s Review.  The Loan Closing is subject to satisfactory review by Lender of Borrower’s and Guarantor’s organizational and authorizing documents.  Lender’s obligation to make the Loan is also conditioned upon Lender’s counsel’s preparation of all loan documents and review of all underwriting materials.

13.02                 First Trust Deed Lien.  The Trust Deed will actually be a first trust deed lien on the Real Property and Lender is insured by the Title Company through a ALTA lender’s policy (or policies) of title insurance, specifically deleting the standard exceptions, including the survey exception and the mechanic’s lien exception, and adding such endorsements as are required by the Lender, that the Trust Deed is a first trust deed lien on the Real Property.

13.03 Assignment of Leases and Estoppels.  Borrower shall assign to Lender any and all leases affecting the Real Property as security for repayment of the Note, in form acceptable to Lender.  In addition, Borrower, at the request of the Lender shall cause each of the tenants occupying the Real Property to execute subordination agreements.  Lender agrees that, provided the lease in question is acceptable to it, it will enter into a Non-Disturbance and Subordination Agreement with each of Borrower’s tenants, if any.

13.04 First Priority Security Interest in the Fixtures and Personal Property.  The Trust Deed will create a first priority security interest in the fixtures and personal property described in the Trust Deed and there will be no other security interests on the Personal Property and fixtures that are not released or terminated through Closing.  Lender shall have obtained and reviewed a Uniform Commercial Code search of the Personal Property and fixtures acceptable to Lender and Lender’s counsel.

13.05 Review of Underwriting Materials.  Lender and Lender’s counsel shall have reviewed to their satisfaction, in their sole discretion, all information relating to any reports required to be reviewed by them and the materials in such reports are satisfactory to the Lender and Lender’s counsel.

13.06 Loan Origination Fee.  The Origination Fee as defined in Paragraph 15.04 shall have been paid, or will be paid through closing.

13.07 Guaranty of Loan.  The Guarantor shall have executed a Guaranty of the Loan in favor of Lender in form identical to Exhibit “A” attached hereto.

SECTION 14.      EFFECT OF AN EVENT OF DEFAULT.  If any Event of Default shall occur, except where otherwise provided in this Agreement or the Loan Documents, all commitments and obligations of Lender under this Agreement or the Loan Documents or any other agreement immediately will terminate (including any obligation to make Advances or disbursements), and, at Lender’s option, all Indebtedness will become due and payable immediately, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional.  In addition, Lender shall have all the rights and remedies provided in the Loan Documents or available at law, in equity, or otherwise.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

SECTION 15.      MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

15.01 Entire Agreement; Amendments.  This Agreement, together with the other Loan Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. Borrower and Guarantor agree that this Agreement and the related Loan Documents are the final expression of the agreement between Lender, Guarantor and Borrower and may not be contradicted by evidence of any alleged oral agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

15.02 Applicable Law.  This Agreement has been delivered to Lender and accepted by Lender in the State of Utah.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.  Borrower and Guarantor stipulate and agree that any action brought by either of them against the Lender or concerning the Guaranty and/or the Indebtedness may only be brought in the Third Judicial District Court in and for the State of Utah.

15.03 Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

15.04 Loan Origination Fee and Lender’s Costs and Expenses.  Borrower will pay, at Closing to Lender, a Loan Origination Fee (“Origination Fee”) equal to one percent (1%) of the Forty Million Dollar ($40,000,000) Loan.  Other than costs associated with the closing of the Loan, which shall be paid by the Lender, Borrower agrees to pay upon demand all of Lender’s expenses, including without limitation reasonable attorneys’ fees, incurred in connection with the enforcement, modification and collection of this Agreement or in connection with the Loan made pursuant to this Agreement.  Lender may pay a third party to assist in collection of the Loan and to enforce this Agreement, and Borrower will pay any and all sums Lender pays to said third party.  This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit initiated, including reasonable attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Borrower also will pay any court costs, in addition to all other sums provided by law.

15.05 Notices.  All notices required to be given under this Agreement shall be given in writing, may be sent by facsimile (unless otherwise required by law), and shall be effective when personally delivered, when received by facsimile with confirmation of transmission, or when deposited with a nationally recognized overnight courier or deposited in the United States mail, certified with return receipt requested, postage prepaid, addressed to the party to whom the notice is to be given at the address shown below.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower will keep Lender informed at all times of Borrower’s current address.

If to Borrower:	O.COM LAND, LLC
799 W. Coliseum Way
Midvale, UT 84047
Attention: President

If to Guarantor:	OVERSTOCK.COM, INC.
799 W. Coliseum Way
Midvale, UT 84047
Attention: Chief Executive Officer and General Counsel

If to Lender:	PCL L.L.C.
C/O Cirque Property
10011 South Centennial Parkway, Suite 275
Sandy City, Utah 84070
Attention: Douglas B. Christensen

15.06 Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

15.07 Successors and Assigns.  All covenants and agreements contained by or on behalf of Borrower shall bind their successors and assigns and shall insure to the benefit of Lender, its successors and assigns.  Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion.

15.08 Survival.  All warranties, representations, covenants and indemnifications made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Loan Documents, regardless of any investigation made by Lender or on Lender’s behalf.

15.09 Time Is of the Essence.  Time is of the essence in the performance of this Agreement.

15.10 Waiver.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any grantor, shall constitute a waiver of any of Lender’s rights or of any obligations of Borrower or of any Grantor as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

15.11 Borrower’s Indemnity.  Borrower hereby agrees to indemnify, defend and hold harmless Lender and all of Lender’s members, officers and employees (collectively, the “Indemnified Parties”) from and against any and all claims, causes of action, liabilities, damages, costs and expenses (including reasonable attorney’s fees) made against or incurred by any of the Indemnified Parties relating to a claim by any existing member of Borrower, shareholder of Guarantor or other third party contesting Borrower’s power or authority to enter into this Agreement or to consummate the transactions contemplated by this Agreement.

15.12 Counterparts.  This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

15.13 Waiver of Right to Jury Trial.  WITH RESPECT TO ANY DISPUTE BETWEEN THE PARTIES RELATING TO THE LOAN, THE NOTE OR ANY OTHER OF THE RELATED DOCUMENTS, THE BORROWER, THE GUARANTOR AND LENDER HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL.

BORROWER:

O.COM LAND, LLC, a Utah limited liability company,

By:	/s/ Carter Lee
Name:	Carter Lee
Its:

GUARANTOR:

OVERSTOCK.COM, INC., a Delaware corporation,

By:	/s/ Robert P. Hughes
Name:	Robert P. Hughes
Its:

LENDER:

PCL L.L.C., a Utah limited liability company

By:	Cirque Properties, Inc., a Wyoming corporation, Its Manager

By:	/s/ Douglas B. Christensen
Name:	Douglas B. Christensen
Its:	Vice President